SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 10, 2001


                           Netsmart Technologies, Inc.
             (Exact name of Registrant as Specified in its Charter)

  Delaware                          0-21177                    13-3680154
(State or other jurisdiction      (Commission                 (IRS Employer
  of incorporation                  File No.)                Identification No.)


                    146 Nassau Avenue, Islip, New York 11751
                     (Address of Principal Executive Office)

       Registrant's telephone number, including area code: (516) 968-2000.

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Item 2.  Acquisition or Disposition of Assets.

        On May 10, 2001, we acquired the intellectual property, customer contracts and certain other assets of Advanced Institutional Management Systems ("AIMS"), pursuant to an asset purchase agreement dated April 27, 2001, among us, Creative Socio-Medics Corp., our wholly-owned subsidiary, AIMS and Morris Moliver, the chief executive officer and principal stockholder of AIMS. The principal assets acquired were the rights to AIMS' Correctional and Public Health Systems and AIMS' customer base. The purchase price consisted of 180,000 shares of our common stock, of which 18,000 shares are held in escrow, and $500,000 cash. In addition, we may issue up to 100,000 additional shares of common stock, based on revenue derived from new contracts for the AIMS systems. In addition, we entered into a consulting agreement with Mr. Moliver. We funded the cash portion of the purchase price using our existing working capital.

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

    (a)    Financial Statements of Advanced Institutional Management Systems.*

    (b)    Pro Forma Financial Information*

    (c)    Exhibits.

    2.1 Agreement dated April 27, 2001, among the Registrant, Creative Socio-Medics Corp., Advanced Institutional Management Systems and Morris Moliver, including a list of schedules to the Agreement which are not being filed. The Registrant will furnish supplementally a copy of any omitted schedules if requested by the Securities and Exchange Commission.

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*       The financial statements of Advanced Institutional Management
        Systems and the pro forma financial information will be filed by an amendment to this Form 8-K, to be filed within 60 days after May 25, 2001, which is the date this Report must be filed.

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                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      NETSMART TECHNOLOGIES, INC.


                                      By: /s/James L. Conway
                                      ----------------------------------------
Date: May 22, 2001                    James L. Conway, Chief Executive Officer



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